                                         SCHEDULE 14A

                                        (Rule 14a-101)

                            INFORMATION REQUIRED IN PROXY STATEMENT

                                   SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934 (Amendment No.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement

[X]   Definitive proxy statement

[ ]   Definitive additional materials

[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ZING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]   $0.00 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
(3) Filing party:

--------------------------------------------------------------------------------
(4) Date filed:

--------------------------------------------------------------------------------

                             ZING TECHNOLOGIES, INC.
                               115 Stevens Avenue
                            Valhalla, New York 10595
                                 (914) 747-7474

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 18, 1996

           The Annual Meeting of Shareholders of Zing Technologies, Inc. (the "COMPANY") will be held at The Summit at Towers Perrin Training Center, 100 Summit Lake Drive, Valhalla, NY, 10595, on November 18, 1996 at 10:00 A.M., for the following purposes:

                 1. To elect to the Board of Directors three members to serve in a class the term of which will expire at the second succeeding Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

                 2. To approve the appointment of Ernst & Young LLP as the independent public accountants for the Company.

                 3. To act upon any other business than may properly come before the meeting.

           The shareholders of record at the close of business on September 30, 1996 will be entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed. Your attention is directed to the Proxy Statement attached to this Notice for a discussion of the proposals to be acted upon at the meeting.

           Whether or not you plan to attend the meeting, kindly fill in, date and sign the enclosed Proxy exactly as your name appears on your stock certificate, and mail it promptly in the enclosed return envelope in order that your vote can be recorded. The giving of this Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                                              By Order of the Board of Directors

                                              Deborah J. Schrader
                                              Secretary

Dated: October 7, 1996

                             ZING TECHNOLOGIES, INC.
                               115 Stevens Avenue
                            Valhalla, New York 10595
                                 (914) 747-7474

                                 PROXY STATEMENT

SOLICITATION AND USE OF PROXY

     The enclosed Proxy is solicited by the Board of Directors of Zing Technologies, Inc. (the "COMPANY" or "ZING") for use at the Annual Meeting of Shareholders of the Company to be held on November 18, 1996 or at any adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement, together with the Annual Report of the Company for the fiscal year ended June 30, 1996 is being mailed to shareholders on approximately October 9, 1996. The Company previously mailed to shareholders the Quarterly Report on Form 10-QSB for the nine month period ended March 31, 1996.

     The shares of common stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A stockholder may withhold authority to vote for all of the nominees by striking a line through such nominees' names in the appropriate space on the accompanying proxy card or withhold authority to vote for any individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR (i) THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND THE FORM OF PROXY AND
(ii) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

     Any shareholder giving a Proxy may nevertheless revoke it at any time prior to its use at the Meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting. Where choices are specified by a shareholder by means of the ballot provided on the Proxy for that purpose, the Proxy will be voted in accordance with such specifications. In the absence of such specifications, the Proxy will be voted for, the election of the three directors nominated by management to the class herein described and the appointment of auditors selected by the Board of Directors as set forth in this Proxy Statement.

     Under New York State law and the Charter and By-Laws of the Company for purposes of determining whether a quorum is present abstentions will be counted and broker non-votes will not be counted. For purposes of determining whether the vote required for the election of directors and for the appointment of auditors selected by the Board of Directors, as set forth in this Proxy Statement, has been achieved, abstentions and broker non-votes will not be counted.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by the use of the mails, certain officers and regular employees of the Company may solicit proxies personally and by telephone. The Company may request banks, brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their out-of-pocket expenses. The Company has also retained the firm of Regan & Associates, Inc. to assist in solicitations for a fee of $2,000 plus out-of-pocket disbursements.

OUTSTANDING SHARES AND VOTING RIGHTS

     As of September 30, 1996 the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 2,494,199 shares of common stock, par value $.01 per share, which constitute the only outstanding securities of the Company having voting rights. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon. One-third of the shares of common stock represented in person or by proxy will constitute a quorum for the transaction of business.

                               SECURITY OWNERSHIP

PRINCIPAL SECURITY HOLDERS

     The following table sets forth, as at September 30, 1996 information concerning the beneficial ownership of voting securities of the Company by each person who is known by management to own beneficially more than 5% of any class of such securities:


                 Name and Address                        Amount Benefi-        Percent of
Title of Class   of Beneficial Owner                     cially Owned          Class
--------------   -------------------                     --------------        -------

Common           Robert E. Schrader                      1,152,711             46.22%
                 72 Haight Crossroad
                 Chappaqua, NY 10514

Common           Jesse Greenfield                         217,350              8.71%
                 3765 Wild Plum Ct.
                 Boulder, Co.  80434*

---------------

* Information with respect to the beneficial interest of the holder is based on the most recent Schedule 13D or Schedule 13G delivered to the Company by such holder and not on the basis of any independent information with respect to such holdings which the Company may possess. Percent of class determined using outstanding shares as of September 30, 1996.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation and By-Laws provide for a Board of Directors consisting of not fewer than six nor more than ten members, classified into three classes if there shall be nine or more directors, or two classes if there shall be fewer than nine directors, in either case with each class being as nearly as possible equal in size to the others and with at least three directors in each class. The Board of Directors is comprised of the following members in the following classes:

                         CLASS I                                 CLASS II
                   (To Serve Until the                     (To Serve Until the
                     Annual Meeting of                       Annual Meeting of
                   Shareholders in 1997)                   Shareholders in 1998
                   ---------------------                   --------------------

                    Robert E. Schrader                        Henry A. Singer
                    Deborah J. Schrader                     John F. Catrambone
                      Martin S. Fawer                       Laurence W. Higgitt


     Under Proposal Number 1, therefore, shareholders will be asked to vote for three nominees to Class I to serve until the next succeeding meeting of shareholders to be held in 1997 and three nominees to Class II to serve until the second succeeding meeting of the shareholders to be held in 1998. The Class I nominees are Robert
E. Schrader, Deborah J. Schrader and Martin S. Fawer; the Class II nominees are Henry A. Singer, John F. Catrambone and Laurence W. Higgitt. This proposal requires the affirmative vote of a plurality of those authorized to vote who are present in person or by proxy.

     At each annual meeting, the class of directors whose terms expire at such meeting is to stand for election for staggered two year terms ending the second annual meeting following their election. The following table sets forth certain information concerning the nominees for directors.


                                                                                    Director of
Name, Age, Principal Occupation, Other Directorships                                 Zing Since
----------------------------------------------------                                ------------

JOHN F.  CATRAMBONE,  56,  has been  President  and Chief  Executive  Officer of        1986
Omnirel  Corporation,  a manufacturer of power hybrid semiconductor  devices since 1985. Omnirel has been a subsidiary of the Company since June 1991.

MARTIN S. FAWER, 62, became Chief Financial Officer and Treasurer in February 1988.     1984
From October 1984 to January 1988 Mr. Fawer was Treasurer of the Company.  He
is also a director and serves as the Chief Financial Officer and Treasurer of
Transition Analysis Component Technology, Inc. and Omnirel, both subsidiaries of the Company.  For more than five years, Mr. Fawer has been a principal of Fawer and Kupczyk, P.C. and its predecessors, certified public accountants.

LAURENCE W. HIGGITT, 51, has been employed by Stephen Rose & Partners,  Limited,        1985
investment bankers, in London, England since 1984 and has been on its Board of  Directors  since  1985.  Prior to 1984,  he was a fund  manager  for  Lazard
Brothers & Co. Ltd., merchant bankers, London, England.

DEBORAH J. SCHRADER, 49, has been Secretary of the Company since its incorporation.     1969
She is also the Secretary and a director of Transition Analysis Component
Technology, Inc., a subsidiary of the Company.  She is the wife of
Robert E. Schrader.

ROBERT E. SCHRADER, 52, is the founder of the Company and has been President and        1969
Chief Executive Officer since its incorporation in 1969.  Prior to organizing the Company, Mr. Schrader was an account executive with a division of Lafayette
Radio Corporation, a district sales manager of Arrow Electronics, Inc. and held purchasing manager positions with two electronic equipment manufacturers.
He is also a director and vice-president of Transition Analysis Component
Technology, Inc. and Omnirel Corporation, each a subsidiary
of the Company.  He is the husband of Deborah J. Schrader.

HENRY A. SINGER, 58, has been a member of the law firm of Morrison Cohen Singer &       1988
Weinstein, LLP and its predecessor for more than the past five years.  Morrison
Cohen Singer & Weinstein, LLP serves as general counsel to the Company.




BOARD COMMITTEES AND MEETINGS

     The Company maintains standing audit, executive and compensation committees of the Board of Directors, but does not maintain a nominating committee. Each committee was created on July 31, 1985. The members of the audit commit tee are John F. Catrambone, Laurence W. Higgitt, Henry A. Singer and Martin S. Fawer. The audit committee, which met once during the fiscal year ended June 30, 1996 (the "1996 FISCAL YEAR"), and is scheduled to meet again on November 18, 1996, is responsible for assuring that management fulfills its financial reporting responsibilities and will meet periodically with representatives of management and with the Company's independent auditors. The members of the compensation committee during the 1996 Fiscal Year were Martin S. Fawer, Laurence W. Higgitt and Henry A. Singer. The compensation committee, which met once during the 1996 Fiscal Year, is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board. The members of the executive committee are Robert E. Schrader, Deborah J.

Schrader and Martin S. Fawer. The executive committee, which met four times during the 1996 Fiscal Year, is responsible for acting as required when the full board is unavailable for deliberation. The Company also maintains a stock option committee, whose members during the 1996 Fiscal Year were Robert E. Schrader and Henry A. Singer. The stock option committee did not meet during the 1996 Fiscal Year. The stock option Committee has responsibility to designate optionees under the Company's 1982 Incentive Stock Plan, the exercise price of the options, the date of grant and period of the options, and other terms and conditions. None of the members of the stock option committee is eligible to receive options while serving in such capacity. The Board of Directors met three times during the 1996 Fiscal Year. All of the directors attended at least 75% of the Board's meetings, except for Mr. Higgitt who attended two of the three meetings.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as at September 30, 1996 information concerning the beneficial ownership of voting securities of the Company by all current directors individually, by the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1996 Fiscal Year, and by all directors and officers as a group:


                                                             Amount of
                                                           Common Stock             Percent
                                                        Beneficially Owned        of Class(4)
                                                        ------------------        -----------

John F. Catrambone                                               96,500 (1)          3.87%
Martin S. Fawer                                                  82,236              3.30%
Laurence W. Higgitt                                               3,000 (1)
                                                                                       *
Henry A. Singer                                                   3,000 (1)            *
Deborah J. Schrader                                           1,152,711 (2)         46.22%
Robert E. Schrader                                            1,152,711             46.22%
Malcolm Baca                                                         -0-                0%
All Officers and Directors
   as a Group (7 persons,
   including two such persons
   who own no shares individually)                            1,339,947 (3)         53.72%

-----------------------

(*)   Represents less than 1% of the shares outstanding.
(1)   Includes 3,000 shares which may be acquired upon exercise of warrants.
(2) Beneficial ownership of Mr. Schrader's shares only. No shares held directly.
(3)   Includes 9,000 shares which may be acquired upon exercise of warrants.
(4) Includes shares outstanding and shares which may be acquired upon exercise of warrants.


     No director is a director of any company with a class of securities registered pursuant to Section 12 of the Act or of any company registered as an Investment Company under the Investment Company Act of 1940. Other than Robert
E. Schrader and Deborah J. Schrader, who are married to each other, there is no family relationship among any of the members of the Board of Directors or the officers of the Company.

     In June 1990, the Securities and Exchange Commission filed a civil suit against Henry A. Singer alleging that in August and November of 1987 he purchased shares of common stock of a company listed on the New York Stock Exchange based upon material non-public information. In July 1990 Mr. Singer denied these allegations except that he admitted the fact of his purchase of the shares of such company and the sale for a profit of approximately $34,000 in April 1988. In November 1992, Mr. Singer and the Commission settled the civil action, and, without admitting or denying the allegations in the complaint, Mr. Singer consented to the entry of a final judgment of permanent injunction against violations of the securities laws in future trading of any securities. In connection therewith, Mr. Singer paid $34,050, representing the profits from the transaction described in the complaint, together with interest thereon, as well as a civil money penalty in the same amount.

EXECUTIVE OFFICERS


                             Position with Company and Business
Name                   Age   Experience During Past Five Years
----                   ---   -----------------------------------

Robert E. Schrader*

Deborah J. Schrader*

Martin S. Fawer*

John F. Catrambone*

Malcolm Baca           56    Vice President and Treasurer of the Company's
                              TACTech subsidiary since 1987.


---------------------

* See "Directors" above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth a summary for the last three (3) fiscal years of the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the only two executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1996 Fiscal Year (the "NAMED EXECUTIVE OFFICERS").

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation
Name and                                     --------------------                     All Other
Principal Position                           Year         Salary        Bonus       Compensation(1)
------------------                           ----         ------        -----       ---------------

Robert E. Schrader                           1996        $150,000      $165,000         $1,800
President, Chief Executive Officer and       1995        $150,000         ---           $1,800
Chairman of the Board                        1994        $162,500         ---           $1,800

John F. Catrambone(2)                        1996        $213,275      $121,000         $4,684
President of Omnirel Corporation             1995        $207,500      $100,000         $3,924
                                             1994        $207,504      $ 50,000         $3,054

Malcolm Baca                                 1996        $178,269         ---           $1,374
Vice President and                           1995        $168,818         ---           $1,374
Treasurer of TACTech                         1994        $161,479         ---           $1,044

Martin S. Fawer                              1996        $ 75,000      $ 49,000         $9,600
Chief Financial Officer                      1995        $ 75,000         ---         $399,596(3)
                                             1994        $ 89,850         ---           $9,600


------------
     (1)The amounts reflect the following payments of annual life insurance premiums in the 1994 Fiscal Year, 1995 Fiscal Year and 1996 Fiscal Year: $1,800 in each such year on behalf of Mr. Robert E. Schrader; $3,054, $3,924, and $4,684, respectively, on behalf of Mr. John Catrambone; and $1,044, $1,374, and $1,374, respectively, on behalf of Mr. Malcolm Baca. Mr. Fawer receives an annual automobile allowance of $9,600.

     (2)The salary amounts for Mr. Catrambone in each of 1994, 1995 and 1996 include (i) $22,500, $22,500 and $18,900 respectively, representing interest imputed at 9% per annum on the $250,000 interest free loan provided by the Company to Mr. Catrambone for the purchase of the Company's common stock ($80,000 of this loan was repaid in Fiscal Year 1996), and (ii) a contractually required annual bonus of $60,000. See "Employment Contracts and Termination of Employment and Change-of-Control Agreements" below.

     (3)Includes $389, 996 as the net proceeds received by Mr. Fawer upon his exercise of 41,857 Warrants.

     The above amounts do not include certain personal benefits, which do not exceed, as to any executive officer identified above, 10% of his total Annual Compensation.

                               GRANTS OF WARRANTS

     During the year ended the 1996 Fiscal Year, no warrants, options or stock appreciation rights in the Company were granted to any Named Executive.

                       AGGREGATED WARRANT EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END WARRANT VALUES

                   Shares                     Number of Unexercised     Value of Unexercised In-the Money
                Acquired of     Value        Options/SARs at FY-End( )      Options/SARs at FY-End($)

   Name         Exercise(#)   Realized($)    Exercisable    Unexercisable   Exercisable(1)   Unexercisable


John F.                                       3,000                         $29,250
Catrambone


-------------------------

           (1)Based on the fair market value per share of common stock of $9.75, which was the closing price of the common stock as reported by the National Association of Securities Dealers, Inc. as at June 28, 1996.

                            COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the company (other than Henry A. Singer) $4,000 per year for his services as a director plus $250 for each Board of Directors meeting attended and for each Committee meeting attended if not held on the same day as a Board meeting. Mr. Singer does not receive such fee, since the firm of which he is a partner is paid its customary legal fees for Mr. Singer's attendance and participation. See "Compensation Committee Interlocks and Insider Participation", below.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     John Catrambone has an employment agreement with the Company's Omnirel subsidiary. The agreement, the term of which is set to expire on January 2, 1998, provides for a base salary of $150,000 per year and an incentive bonus linked to a set of performance criteria determined annually by Omnirel's Board of Directors and subject to percentage limitations of Mr. Catrambone's base salary (80% for 1996). Mr. Catrambone was also loaned $300,000 by the Company in connection with the purchase of Omnirel by the Company, such loan was made to support Mr. Catrambone's annual guaranteed bonus which bonus is no longer a part of Mr. Catrambone's compensation. At June 30, 1996, there was a $60,000 balance of such loan owed to the Company. The Company has guaranteed the base compensation payments under such employment agreement to Mr. Catrambone. The Company also loaned Mr. Catrambone $250,000, without interest, to purchase shares of the Company's common stock. Such loan, which is due in June, 2001, is secured by the stock so purchased by Mr. Catrambone. During Fiscal Year 1996, Mr. Catrambone sold 14,500 shares of the Company's common stock and paid down such loan by approximately $80,000.

     Malcolm Baca has an employment agreement with the Company's TACTech subsidiary. The term of Mr. Baca's employment is set to expire on May 1, 1997. Mr. Baca's agreement entitled him to a salary of $120,000 per annum, plus five percent (5%) of TACTech's collected revenues in each year, except that on revenues attributable to another commissioned member of TACTech's management, Mr. Baca's commission is two and one-half percent (2 1/2%). Effective as from the middle of the fiscal year ended June 30, 1995, all commissions to Mr. Baca are subject to his required contribution of one-half of one percent (1/2%) of TACTech's collected revenues to a bonus pool fund for the benefit of non-commissioned members of management, which contribution is matched by TACTech. Mr. Baca does not participate in such bonus pool fund. In addition to other customary terms, pursuant to the agreement, Mr. Baca's compensation is subject to a $350,000 per annum maximum. The annual maximum is subject to increase based upon the National Consumer Price Index. In the event Mr. Baca is terminated without good cause, TACTech is obligated to continue to pay compensation to Mr. Baca through April 30, 1997.

     Mr. Schrader does not have an employment agreement with the Company and his compensation is set by the Compensation Committee subject to the approval of the Board of Directors. In connection with the 1993 sale of the Company's high reliability electronic component distribution and value-added businesses to Arrow Electronics, Inc., Mr. Robert E. Schrader entered into a Consulting and Non-Competition Agreement with Arrow and Mr. Martin Fawer (the Company's Chief Financial Officer) entered into a one year Consulting Agreement with Arrow. In the 1994 Fiscal Year, Mr. Fawer assigned his rights to receive his consulting fees under his agreement with Arrow to the Company in exchange for the Company setting his salary for part time services at $75,000 per annum.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the 1996 Fiscal Year were Laurence W. Higgitt and Henry A. Singer. Henry A. Singer, a director of the Company during the 1996 Fiscal Year, is a partner of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company. Such firm was paid $228,000 for legal services rendered to the Company for the 1996 Fiscal Year of which approximately $4,000 was paid in respect of Mr. Singer's attendance at Board and Committee meetings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board of Directors. Such recommendations were made in the past primarily based upon comparisons of executive compensation in other comparable companies engaged in the distribution of high reliability electronic components.

     The comparable companies which were reviewed by the Compensation Committee in 1996 included only in part those companies which are included in the index used in the performance graph set forth on page 10. The other comparable companies chosen were based upon those having a more comparable size to that of Zing. When the bonuses described below are included in total annual compensation, the compensation levels for the Company's executives are above the average range of compensation of these comparable companies.

     Base salary for the 1996 Fiscal Year for the Named Executive Officers other than the Registrant's Chief Executive Officer and Chief Financial Officer was the result of contractual arrangements entered into between such persons and their respective employers prior to the beginning of the 1996 Fiscal Year, and were not reviewed by the Compensation Committee. The Compensation Committee met once in the 1996 Fiscal Year. In reviewing executive compensation issues, the Committee concurred in management's decision to maintain 1996 base salary for Mr. Schrader at $150,000 per annum, to maintain Mr. Fawer's base salary at $75,000 and pay Mr. Fawer a $49,000 bonus in respect of the 1995 Fiscal Year, and to extend Mr. Catrambone's employment agreement and pay Mr. Catrambone a bonus of $13,438 beyond the bonus amount called for by his employment contract in recognition of increased performance at Omnirel. Mr. Fawer abstained from deliberations and discussions regarding his compensation. The Committee also recommended a $165,000 bonus for Mr. Schrader payable in December, 1995. The Committee has not met to determine 1997 compensation for Mr. Schrader or any other executive officer, and, as a result, such compensation continues pursuant to existing employment agreements or at the 1996 annual rate (excluding non-contractual bonuses) where no employment agreement is in effect.

     In setting Mr. Schrader's base salary for Fiscal Year 1996, the Committee noted that (i) both subsidiaries of Zing continued to make progress in growing their business and that Mr. Schrader was actively involved in developing a business plan with the chief executive charged with running those subsidiaries to achieve such growth and (ii) that Mr. Schrader was instrumental in obtaining the sale of the distribution business at the end of Fiscal Year 1993 at what the board considered the high range of fair value. Furthermore, it was difficult to determine base salary for Mr. Schrader since he is the chief executive officer of what essentially is a holding company. Based upon the foregoing factors but without guidance on a comparable basis with other companies, the Compensation Committee concurred with Mr. Schrader's request that his base salary continue at the rate of $150,000 per year. In recommending to the Board of Directors a bonus to Mr. Schrader for the 1996 Fiscal Year, the Compensation Committee made particular note of the foregoing factors and the fact that the Company achieved record results for the 1996 Fiscal Year. The Committee therefore determined that Mr. Schrader should receive a bonus of $165,000 which would bring his total annual compensation for the 1996 Fiscal Year above the average of his peer group.

               THE ZING TECHNOLOGIES, INC. COMPENSATION COMMITTEE

                                 Martin S. Fawer
                               Laurence W. Higgitt
                                 Henry A. Singer

     With respect to Mr. Catrambone, the Omnirel Board of Directors (with Mr. Catrambone abstaining) established performance criteria for his incentive bonus in accordance with his employment agreement. Such performance criteria include the amount of increase in Omnirel's pre-tax profit and the amount of reduction in Omnirel's indebtedness to the Company. The amount of the bonus, in each case, is based upon the percentage of the goal achieved. During Fiscal Year 1996, Mr. Catrambone was given a specific mandate to increase Omnirel's pre-tax profits and to use the corresponding increase in cash flows to better manage Omnirel's balance sheet by reducing its debt. As a result of achieving and exceeding the performance objectives established by Omnirel's Board for Fiscal Year 1996, Mr. Catrambone received his full $121,000 performance bonus under his employment agreement, an additional $13,438 discretionary bonus granted by the Omnirel Board, and an extension of the term of his employment agreement.

                     Omnirel Corporation Board of Directors

                               Robert E. Schrader
                                 Martin S. Fawer
                               John F. Catrambone

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the cumulative total returns of the published Dow Jones Equity Market Index and the Dow Jones Semiconductors and Related Index for the Company's last five (5) fiscal years (assuming the Company's last five fiscal years each ended on June 30, the current fiscal year-end of the Company).

                             [PERFORMANCE GRAPH]

                                            1991    1992    1993    1994    1995    1996
                                            ----    ----    ----    ----    ----    ----
Zing Technologies, Inc.                    100.00   57.89   86.47   84.21  523.71  410.53
Dow Jones Equity Market Index              100.00  114.33  131.15  132.41  166.63  211.83
Dow Jones Semiconductors & Related Index   100.00  119.35  232.92  258.00  546.37  507.31



                 INTEREST IN CERTAIN TRANSACTIONS OF DIRECTORS,
               OFFICERS AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The Company paid Morrison Cohen Singer & Weinstein, LLP, of which Henry A. Singer, a director of the Company, is a partner, $228,000 for legal services rendered to the Company in the Fiscal Year 1996. In June, 1995 , the Company advanced $112,000 to Mr. Fawer which advance is repayable from any bonuses Mr. Fawer receives from the Company. The current balance of such advance payable by Mr. Fawer to Zing is $63,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% STOCKHOLDERS"), to file reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities Exchange Commission. Executive officers, directors and the 10% Stockholders are required to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms received by the Company, or written representations that no other reports are required, the Company believes that during Fiscal Year 1996, the Company's executive officers, directors and 10% Stockholders complied with the applicable Section 16(a) filing requirements, except that John Catrambone, a director and executive officer of the Company, filed a Form 4 approximately two months late reporting the disposition of 12,000 shares of Company common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL SIX NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Messrs. Ernst & Young LLP have been the Company's independent public accountants since 1983, and were selected by the Board of Directors to serve in such capacity for the fiscal year ending June 30, 1996 as well. Accordingly, the Board of Directors recommends that the shareholders now ratify the appointment of Ernst & Young LLP as the Company's auditors. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.


SHAREHOLDER PROPOSALS AT THE COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS

     Shareholders of the Company who intend to submit proposals to the Company's shareholders at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than September 1, 1997, 120 days before the anticipated date of mailing of the proxy statement for such meeting. Shareholder proposals should be submitted to Deborah J. Schrader, Corporate Secretary, 115 Stevens Avenue, Valhalla, New York 10595.

INCORPORATION BY REFERENCE

     The Company hereby incorporates by reference its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996.

OTHER MATTERS

     Management knows of no other matters to be presented at the Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxy will vote the Proxy in accordance with their best judgment.

                                By Order of the Board of Directors

                                        Deborah J. Schrader
                                             Secretary

Dated:    Valhalla, New York
          October 7, 1996

                                   APPENDIX 1




                             ZING TECHNOLOGIES, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF SHAREHOLDERS OF ZING TECHNOLOGIES, INC.

     The undersigned acknowledges receipt of a Notice of Annual Meeting and of an accompanying Proxy Statement, and hereby appoints Deborah J. Schrader and Martin Fawer, and either of them, proxies with several powers of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of ZING TECHNOLOGIES, INC. (the "COMPANY"), to be held on November 18, 1996 or at any adjournment thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement:

     1. For election of six nominees for director listed below (unless authority to vote is withheld as to all nominees by crossing out this Item, or as to any individual nominee by crossing out his name below) to serve in the two existing classes of the board for staggered terms as described in the accompanying Proxy Statement.

                                Class I                   Class II

                       Robert E. Schrader           Henry A. Singer
                       Deborah J. Schrader          John F. Catrambone
                       Martin S. Fawer              Lawrence W. Higgitt

     2. To approve the appointment of Ernst & Young LLP as the independent public accountants for the Company.

      [ ]  FOR           [ ]  AGAINST               [ ] ABSTAIN

     3. Upon any other business that may properly come before the meeting or any adjournment thereof, including the election of directors not named as nominees if any of such nominees shall be unable to serve as a director by reason of death, incapacity or for any other reason or for good cause will not serve, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and either may exercise all the powers hereby granted.

[Continued from other side]

     Said proxies will withhold the vote on the election of directors if so instructed under Item 1.

IF NO INSTRUCTION IS INDICATED, SAID PROXIES WILL VOTE IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

             Dated: ____________________, 1996
                    Please Date

             Signature(s):


              __________________________________________________________________
             (Please sign under name exactly as it appears on stock certificate)

___ Check here if you plan
     to attend the meeting